EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 61 to the Registration Statement (the “Registration Statement”) of MFS Series Trust XVI (the “Trust”) (File Nos. 2-36431 and 811-2032), of my opinion dated October 25, 2012, appearing in Post-Effective Amendment No. 53 to the Registrant’s Registration Statement, which was filed with the Securities and Exchange Commission on October 25, 2012.

SUSAN A. PEREIRA
Susan A. Pereira
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

October 27, 2016